                                                                   EXHIBIT 10.15

                      LEASE FOR 1221 WEST MINERAL AVENUE
                      ----------------------------------

     THIS LEASE, is made and entered into this 28th day of April, 2000 by and between A and S Burger Investments LLC. (hereinafter "Landlord") and Peak Software Solutions, Inc. (hereinafter "tenant").

     WITNESSETH, that for and in consideration of the payment of rent and the keeping and performance of the covenants and agreements by tenant as hereinafter set forth, Landlord hereby leases unto tenant the following described premises, situated in the City of Littleton, Arapahoe County, Colorado, to wit: the entirety of the building of approximately 45,320 square feet to be constructed at 1221 West Mineral Avenue, Littleton, Colorado 80120 (the "Building"), together with the parking lot and all other areas included in the area labeled as the "premises" on the diagram attached as Exhibit A hereto. Collectively, the Building and such premises shall hereinafter be defined as the "premises".

     TO HAVE AND TO HOLD the same with all appurtenances from 12:00 Noon of the 1st day of January, 2001 until 12:00 Noon of the 31st day of December, 2008 upon the following terms and conditions, to wit:

     1.   BASE RENT.
          ---------

          The rental for the full term aforesaid shall be $6,231,204 payable in 84 monthly installments of $74,181.

Said monthly rental shall be payable in advance, on or before 12:00 Noon, on the first day of each calendar month during said term to Landlord's agent personally or at such address as Landlord may designate from time to time. The first month's rent is due upon occupancy by tenant.

     2.   OCCUPANCY.
          ---------

     The Building shall be delivered to tenant ready for occupancy by January 1, 2001. If the Building is not delivered to tenant ready for occupancy on or before February 1, 2001, tenant shall have the right to terminate this lease upon ten days written notice to Landlord. In such event, all deposits made by tenant shall be refunded to tenant and tenant shall not be obligated to perform under this Lease.

     Payment of rent shall not commence until the Building has been delivered to tenant ready for occupancy. The term of the Lease shall be extended so that tenant has possession of the space for 84 months from the rent commencement date.

     The phrase "ready for occupancy" means that (1) the Building has been constructed and tenant finish has been completed to comply with the floor plan and specifications set out on Exhibit B hereto, (2) Landlord has obtained a certificate of occupancy for the entire Building, (3) the parking lot identified on Exhibit A is substantially complete, and (4) the premises do not contain any defect(s) which would substantially interfere with or impair tenant's ability to conduct business on the premises.

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     Tenant shall review and approve the electrical and mechanical plans for the
Building. Upon such approval, these plans shall become a part of the specifications referred to in item (1) of the preceding paragraph.

     3.   DELINQUENT RENT.
          ---------------

          In the event the rent (including any additional rent due hereunder) is not paid on or before the fifth day of the month when due, an amount equal to
                          ----- ---
ten percent of that month's rent shall be added to such rent and shall be considered additional rent hereunder. The addition of such amount and the collection thereof shall not operate to waive any other rights of Landlord hereunder for nonpayment of rent or for any other reason. All costs, charges and expenses which tenant assumes, agrees or is obligated to pay to Landlord pursuant to this Lease shall be deemed additional rent, and, in the event of nonpayment Landlord shall have all the rights and remedies with respect thereto as is herein provided for in case of nonpayment of rent. Tenant covenants to pay the rent, additional rent and adjustment of rent as in this Lease provided, when due.

     4.   ADDITIONAL RENT.
          ---------------

          Tenant shall pay Landlord as additional rent those charges in respect to Prorated Operating Costs increases determined as set forth in Section 5 and other sums as are required to be paid by tenant under this Lease. Any such charges or sums shall be deemed to be rent and shall be payable in the manner provided and recoverable as rent, and Landlord shall have all rights specified in this Lease against tenant for default in payments thereof as in the case of arrears of rent. Notwithstanding the above, if tenant disputes in good faith the payment of a particular item of additional rent, tenant's failure to pay such additional rent shall not be deemed to be a default hereunder if the tenant pays the undisputed amount and the disputed amount is deposited into an interest bearing account pending resolution of the dispute.


     5.   PRORATED OPERATING COSTS.
          ------------------------

          (a) If, in any calendar year during the term of this Lease (or any extension thereof), the Prorated Operating Costs (as herein defined) paid or incurred by Landlord shall be higher than such costs for the year 2001 (Base
Year), the rent shall be increased for such increase. The term "Prorated Operating Costs" as used herein shall be defined as set forth in Section 5 (b), below. Landlord and tenant shall agree upon an equitable inflation of the actual Prorated Operating Costs for the Base Year to compensate for the fact that tenant will not fully utilize the Building in 2001.

          (b) Prorated Operating Costs as said term is used herein shall consist of all expenditures by Landlord to operate and maintain the Building and the premises. All operating expenses shall be determined in accordance with generally accepted accounting principles, which shall be consistently applied. The term "Prorated Operating Costs" as used herein shall mean all expenses, costs and disbursements (excluding specific costs specially billed to and paid by individual tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the operation and maintenance of the Building and the premises including by the way of illustration, the following:

               (i) maintenance and security of the Building, including a reasonable portion of the payroll taxes, insurance and employee benefits for personal hired for such tasks;

               (ii) all supplies and materials used in the operation and maintenance of the Building;

               (iii) cost of all utilities for the Building, including but not limited to the cost of water, power, heating, lighting, air conditioning, ventilation, sewer and wastewater;

               (iv) cost of all maintenance, reasonable Building management, Building management fees calculated at a rate of $.30 per square foot of the Building during the Base Year and which shall not increase by more than 3% per year for each year thereafter, and any and all service agreements for the Building therein, including, but not limited to, security service, janitorial service (if such service is used by tenant), window cleaning service, elevator maintenance and service, ground maintenance, HVAC, plumbing, rubbish removal service, snow removal service and any telecommunication and/or Internet service (installed and operated by the Landlord) if such services are used by tenant, but excluding brokerage fees, advertising and other costs associated with renting space in the Building;

               (v) cost of all insurance relating to the Building and premises, including the cost of casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith;

               (vi) cost of repairs, replacements and general maintenance, however excluding the following:

                         a)   repairs, replacement and general maintenance paid
by proceeds of insurance, by tenant or by other third parties.

                         b)   additions, renovations and capital repairs and
improvements to the Building and premises.

                         c)   repairs and replacements covered under warranties
of contractors, manufactures or vendors.

                         d)   structural repairs to the Building's roof,
foundation, exterior walls, and HVAC (except to the extent that an amortized portion of the structural repairs to the HVAC are included in Prorated Operating Costs each year of the useful life of the repairs).

                         e)   cost of installation or replacement of premises'
landscaping, sidewalk and/or parking lot (except to the extent that an amortized portion of such an expenditure is included in Prorated Operating Costs each year of the useful life of the expenditure).

               (vii) all Real Estate Taxes for the Building at the rate to be assessed on the completed Building and assessments and special assessments imposed upon the Building by any and all governmental bodies or authorities, and all charges specifically imposed in lieu of such taxes;

          (c) Landlord shall, as soon as practical after the end of each calendar year, furnish to tenant a written statement showing in detail Landlord's Prorated Operating Costs for the proceeding calendar year and for the Base Year (2001), if they are not the same, and showing the amount, if any of any increase in the rent due from tenant for such calendar year. In the event this Lease shall commence on any date other than the first day of a calendar year, tenant's proportionate share shall be adjusted proportionately to the time that tenant occupies the premises. In addition to the monthly rental payment next following tenant's receipt of such statement, tenant shall pay to Landlord an amount equal to the sum of the rental adjustment for the entire preceding calendar year (or a portion thereof, if tenant occupied the premises only part of the year) and 1/12th of the rental adjustment for the then present calendar year (calculated by taking 1/12th of the adjustment for the preceding calendar year). Subsequent monthly rental payments shall be increased by 1/12th of the rental adjustment for said preceding calendar year. Any adjustments in tenant's favor shall be credited against the next rent payment(s) due under the Lease or by check within 30 days after the adjustment is determined.

          (d) Notwithstanding anything contained in this Section 5, the rent payable by tenant shall in no event be less than the base rent as specified in
Section 1.(above)

          (e) Tenant shall have the right to contract for the Building's janitorial service, security service, window washing service, and carpet cleaning service. If tenant elects to contract for any such service, tenant shall provide Landlord at least 30 days' prior written notice. The cost of any services contracted directly by tenant shall not be included in Prorated Operating Costs.

          (f) Landlord shall provide tenant with copies of all real estate property tax assessments, tax bills, and notices of special assessment relating to the premises. Tenant shall have the right to contest any property tax assessments or special assessment that is not contested by Landlord. Landlord agrees to elect to pay special assessments over the longest period of time permitted by the assessing authority and to include only the portion of the assessment paid in each year in the Prorated Operating Costs for the year.

          (g) Tenant and its agents or representatives shall have the right to inspect all books and records of Landlord relating to Prorated Operating Costs upon reasonable notice to Landlord. If tenant disagrees with the calculation of Prorated Operating Costs for any year, tenant may obtain an audit of such costs by an independent certified public accountant acceptable to both Landlord and tenant. Tenant shall pay the cost of the audit, except that Landlord shall pay such cost if the audit discloses an error of more than 5% in tenant's favor. Tenant shall pay any underpayment of Prorated Operating Costs discovered by the audit as provided in paragraph (c) above. Landlord shall refund any overpayment in operating costs to tenant as soon as possible.

     6.   SECURITY DEPOSIT.
          ----------------

     Concurrently with the execution of this Lease, tenant has deposited with Landlord the sum of $74,181 as security for the payment by tenant of the rent herein agreed to by paid, and for the faithful performance of all the terms, conditions and covenants of this Lease. Landlord shall have the right to use said deposit, or so much thereof as necessary, in payment of any rental in default as aforesaid and in reimbursement of any expense incurred by Landlord and in payment of any damages incurred by Landlord by reason of tenant's default; or at the option of Landlord, the same may be retained by Landlord. In such event, on written demand of Landlord, tenant shall forthwith remit to Landlord a sufficient amount in cash to restore said deposit to its original amount. In the event said deposit has not been utilized as aforesaid, said deposit, or as much thereof as has not been utilized for said purposes, shall be refunded to tenant, without interest, upon full performance of this Lease by tenant within 60 days of expiration of the Lease. Landlord shall have the right to co-mingle said deposit with other funds of Landlord. Landlord may deliver the funds deposited herein by tenant to any purchaser of Landlord's interest in the leased premises in the event such interest be sold, and Landlord shall thereafter be discharged from further liability with respect to such deposit. Said deposit shall not be considered as liquidated damages, and if claims of Landlord exceed said deposit, tenant shall remain liable for the balance of such claims.

     7.   LIABILITY INSURANCE.
          -------------------

          (a) Tenant shall provide and maintain public liability insurance and property damage insurance in standard form with bodily limits of $1,000,000.00 as to any one person and $1,000,000.00 as to more than one person in any one accident with property damage limits of $500,000.00. Tenant shall furnish Landlord annually with a Certificate of Insurance and shall name Landlord as an additional insured on said Certificate. Tenant shall not hold or attempt to hold Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by any repairs, alterations, injury or accident to adjacent premises (unless resulting from negligence or intentional acts or omissions of Landlord and/or Landlord's employees, contractors, or invitees), or by reason of the negligence or default of other person or persons; nor shall tenant hold or attempt to hold Landlord liable for any injury or damage occasioned by defective electric wiring, or the breakage or stoppage of plumbing or sewerage upon the premises or upon adjacent premises, whether said breakage or stoppage results from freezing or otherwise. Tenant is responsible for their own Personal Property Insurance and Workmen Compensation Insurance (if required by law). Landlord shall carry property damage insurance in an amount sufficient to rebuild the Building and all improvements on the premises (including tenant improvements constructed by Landlord) and public liability insurance with limits of at least $1,000,000 per incident and in the aggregate.

          (b) Landlord and tenant hereby release each other and their respective agents and employees from any and all liability to each other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by or resulting from risks insured against (or which would have been insured against had that party carried all insurance required by this Section 7) under any insurance policy covering loss or damage to the premises or any part thereof.

     8.   CONDITION OF PREMISES.
          ----------------------

          (a) Tenant shall use the premises for any lawful purpose and shall not use or permit the premises to be used for any other purpose without written permission of Landlord.

          (b) Tenant shall not store or display items outside of the Building. The outside area is specifically intended for parking, loading and unloading for the Building. Tenant shall keep the premises clean and free from obstructions.

          (c) Tenant shall neither permit or cause the Building or the walls or floors thereof, to be endangered by overloading nor permit or cause the premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous.

          (d) The premises when delivered to tenant shall comply with all state, local, and federal building, fire, safety, and zoning codes and with the Americans with Disabilities Act. If changes are required to the premises at any time during this Lease to make the premises comply with federal, state, or local provisions, Landlord shall make such changes at its expense unless such change is required by tenant's particular use of the premises.

    9.    OCCUPANCY OF PREMISES.
          ---------------------

          (a) The premises shall be made available to tenant at the commencement of the Lease term in a clean condition with all work completed and/or necessary repairs having been made. Landlord shall not be liable for damages, if any, sustained by tenant on account of failure to obtain possession at the date specified for commencement of the term herein, and in such event the rent for the premises shall not commence until the premises are available and ready for occupancy. Occupancy of the premises by tenant shall be deemed acceptance of the premises by tenant in good suitable condition and acknowledgment of completion in full accordance with the provisions hereof (excluding punch list items, latent defects, additional construction, and construction or manufacturer defects in the premises, which Landlord shall repair on a timely basis) unless otherwise agreed to by Landlord and tenant.

          (b) At the expiration of this Lease, tenant shall surrender and deliver up the premises in a good order and condition as when the same was entered upon, loss by casualty, inevitable accident, or ordinary wear and tear excepted.

     10.  LEASE RENEWAL.
          -------------

          It is mutually agreed that no later than 1 year prior to the expiration of this Lease, Landlord shall present a renewal lease to tenant. If for any reason a lease renewal cannot be executed, tenant will allow Landlord to post "lease availability" signs on the Building directory and allow Landlord to show prospective tenants the premises at any time during normal business hours 6 months prior to lease termination.

     11.  MAINTENANCE AND REPAIRS.
          ------------------------

          (a) Landlord shall make and pay for all repairs and maintenance of the premises, including, but not limited to, the roof, exterior walls, foundation, parking lot, grounds, common areas of the Building, plumbing, HVAC system, elevator, electrical system, Internet Server (if installed and maintained by Landlord). Landlord shall promptly maintain and make such repairs, subject to delays caused by strikes, fires, accidents, acts of God, orders of military, civil or governmental authority; or any other causes beyond the control of Landlord.

          (b)  Landlord, at Landlord's expense, shall provide:

               (i)   Snow removal from parking lot and walkways as necessary.

               (ii) Trash removal from Building disposal unit located in parking lot.
               (iii) Janitorial service, five days a week, Holidays excluded.

               (iv)  Exterior window washing as necessary.

               (v) To supply restrooms with paper towels, tissues and hand soap.
               (vi)  To supply bulbs, tubes and ballast for tenant, weekends and
                    Holidays excluded.

          (c) Tenant may be required to make and pay for any such repairs or maintenance to the premises, parking lot and grounds which becomes necessary by reason of the act of negligence of tenant, its agents, licensees, servants, employees or customers if the repairs or maintenance are not covered by insurance Landlord and tenant are required to carry under Section 7 of this Lease.

     12.  RULES AND REGULATIONS.
          ---------------------

          (a) Changes: These rules and regulations may be added to or amended from time to time at Landlord's discretion, provided that no addition or amendment shall alter tenant's rights and privileges under this Lease without tenant's written agreement. Such reasonable additions or amendments shall become effective when reduced to writing and communicated to tenant.

          (b) Smoke Free: The entire Building is considered SMOKE-FREE. The door entry ways are SMOKE- FREE. Landlord shall designate a Smoking Area and at Landlord's discretion may relocate Smoking Area. Tenant and tenant's invitee's shall refrain from smoking of any kind except in the designated Smoking Area

          (c) Signs: No signs, notices, advertisements or other inscriptions shall be placed upon the interior and/or exterior of the premises by tenant without written permission of Landlord.

          (d) Parking: Tenant's employee and customer parking is authorized in the general parking area of the premises. Tenant and its employees, customers and invitees shall have the exclusive right to use the parking area on the premises. If tenant reports a violation of such parking rights to Landlord, Landlord shall use reasonable efforts to enforce tenant's parking rights. There is no overnight parking of non-operational vehicles. All vehicles that are on the lot must be in operating condition, which includes a functional engine, tires and current tags. Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to the parking area, and tenant agrees to abide by and conform to said rules and regulations. Landlord is not responsible for damage or theft of tenant's vehicles or tenant's invitee's vehicles (unless caused by negligence or intentional acts or omissions of Landlord and Landlord's invitee's). If tenant allows bicycles in the Building, tenant shall be solely responsible for repairing all damage caused by bicycles. Landlord is not responsible for theft or damage to bicycles.

          (e) Animals: Except for Guide Dogs, in the Building or animals are not on the grounds. permitted at any time

          (f) Locks: Tenant shall not attach any additional lock(s) on any door in the Building without written consent of the Landlord.

          (g) Moving: Furniture, equipment, or supplies shall be moved in or out of the Building only during such hours and in such a manner as may be prescribed by the Landlord. Tenant is solely responsible for any and all damage to Building and grounds caused by tenant or tenant's invitee's during a moving processes. Tenant must inform Landlord if moving is required.

          (h) Weight: No safe or article, the weight of which may constitute a hazard or danger to the Building or its equipment shall be moved onto the premises.

          (i) Noise: Tenant shall refrain from loud noises and excessive television and /or radio volume that may disturb other tenants.

          (j) Installation: Tenant shall not install any antenna, satellite dish or other device of any kind on the exterior walls or Building roof without Landlord's approval. Landlord agrees to not unreasonably withhold or delay such approval. Tenant shall be responsible for the cost of repairing any damage to the roof caused by installation of an antenna, satellite dish or other device by tenant.

          (k) Elevator: Landlord shall not be liable for any damages from the stoppage of the elevator for necessary or desirable repairs or improvements or delays of any sort or duration in connection with the elevator service.

          (l) Restrooms: The restrooms and other water fixtures shall not be used for any other purposes other than that which they were intended, and any damage resulting from misuse on the part of the tenant or the tenant's invitee's shall be payable to Landlord. No person shall waste water by interfering with faucets or valves.

          (m) Modification and Service Approval: Tenant shall have the right, at tenant's sole expense to make changes or alterations to the premises; provided, however that in all cases any such changes or alterations shall be made subject to the following conditions, which the tenant agrees to observe and perform:

          (i) Tenant shall make no material alterations in or additions or repairs to the premises without first obtaining written consent of Landlord, which consent shall not be unreasonably withheld; and tenant shall notify Landlord at least thirty (30) business days in advance of any alterations in or repairs or additions to the premises which tenant proposes to make. Tenant shall post notice pursuant to the Colorado Mechanics Lien Act so that any lien recorded against the property of which the premises are a part does not attach to Landlord's interest. Tenant shall coordinate any work it proposes to perform upon the premises with Landlord in order to prevent a disruption of the Building's operation

          (ii) All such alterations, additions or improvements shall be made at tenant's sole cost and expense and except for furniture and trade fixtures, shall become the property of the Landlord and shall be surrendered with the premises, as part thereof, at the end of the term hereof. Landlord may, by written notice to tenant given at least thirty (30) days prior to the end of the term, require tenant to remove all such improvements installed by the tenant upon termination of the Lease and to repair any damage to the premises from such removal. Tenant shall construct such improvements, alterations or repairs in conformance with any and all applicable rules and regulations of any Federal, State, County, City, Municipal, Special District laws, code or ordinance. At least ten (10) days before the commencement of any such work, tenant agrees to provide Landlord with Lien Waivers from all persons performing such work and materialmen providing materials used in connection therein. Tenant's contractors and invitee's shall comply with Landlord's rules and regulations. Tenant is solely responsible for any damage caused to Building and grounds by tenant's contractors and invitee's.

          (n) Utilities: Landlord is not responsible, and tenant shall not hold Landlord responsible for any disruptions of utilities or for the initial connection of telecommunication services not provided by Landlord. Landlord is not responsible for any damage and/or loss to computers, computer related equipment, electronic equipment, office machines, telecommunication equipment, data and/or data storage equipment.

          (o) Compliance: Tenant covenants to comply with all lawful orders, regulations, Building codes and requirements issued by Federal, State, County or Municipal governments, or any department or division thereof, insofar as the same are applicable to tenant's possession and occupancy of the premises. Tenant shall not use the premises for any unlawful, improper or questionable purposes whatsoever, and shall keep the premises in a clean and sanitary condition. Tenant shall neither permit nor cause any disorderly conduct, noise, or nuisance whatsoever about the premises which would have tendency to annoy or disturb the tenants of adjacent premises. Landlord agrees to take all actions necessary to insure that the Building and common areas comply with all Federal, State, County or Municipal rules and regulations that apply to the Building.

     13.  SUBLETTING.
          -----------

          Tenant shall have the right to sublet all or part of the premises with the written consent of Landlord, provided that tenant shall remain liable for the payment of rent and for the performance of the covenants contained herein, for the balance of any term. Landlord consent will not be unreasonably withheld. Landlord shall provide written notification to tenant of the grant or denial of consent within ten days after receiving a request for consent. If Landlord denies its consent, written notification shall include a detailed explanation for the denial. Landlord will release tenant from the portion of the Building subleased to a subtenant if (a) the subtenant's average net income before taxes for the preceding 12 months exceeds the average net income before taxes of tenant for the same period, and (b) subtenant's average net income before taxes for the preceding 24 months is no more than 10% smaller than its average net income before taxes for the period beginning on the preceding 25/th/ month and ending on the preceding fiftieth month.

     14.  RENEWAL AND HOLDING OVER.
          ------------------------

          It is mutually agreed that if after the expiration of the Lease, tenant remains in possession of said premises, and continues to pay rent with written agreement with the Landlord as to such possession, then tenant shall be regarded as a tenant from month to month at a monthly rental, payable in advance, at a rate of 150% of the last monthly installment hereunder, and subject to all the terms and provisions of this Lease.

     15.  DEFAULT.
          -------

          It is expressly understood and agreed by the parties hereto, that if the rent above reserved, or any part hereof, shall be in arrears, or if tenant shall fail to perform any of the covenants or agreements herein contained which are to be kept by tenant, and if such failure to pay or perform is not cured within ten days after tenant receives written notice thereof (five days if the default regards the payment of rent or additional rent), tenant shall be deemed to be in default of this Lease. In such event, it shall and may be lawful for Landlord to declare said term ended, and enter into the premises, or any part thereof, either with or without process of law, and tenant or any person or persons occupying the same, to expel, remove, and to put out, using such force as may be necessary in so doing, without being liable to prosecution or in damages therefore, and the premises again to repossess and enjoy as in the first and former estate of Landlord. And, if at any time said term shall be ended as aforesaid or in other way, tenant hereby covenants and agrees to surrender and deliver up the premises peaceably to Landlord, immediately upon the termination of said term, and if tenant shall remain in the possession of the same after the termination thereof, tenant shall be deemed guilty or forcible detainer of said premises under the Statute, hereby waiving all notice, and shall be subject to eviction and removal, forcibly or otherwise, with or without process of law, as above stated. The remedies of Landlord herein shall be in addition to all other remedies allowed by law. Should Landlord elect to re-enter it may either terminate this Lease or it may from time to time, without terminating this Lease relet said premises. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied first, to the payment of debt other than rent due Landlord; second, to costs and expenses of reletting; third, to past due payment of future rent as the same may become due and payable hereunder. No such entry or taking possession of said premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to tenant or unless the termination thereof be decreed by a court of competent jurisdiction. In any event, Landlord shall use its best efforts to mitigate its damages.

     16.  INSOLVENCY.
          ----------

          This Lease is made by and between the parties hereto with the express understanding and agreement that, in the event tenant becomes insolvent, or is declared bankrupt, then, in either event, Landlord may declare this Lease ended, and all rights to tenant hereunder shall thereupon terminate and cease; provided that tenant shall have a period of 90 days to dismiss the filing of insolvency or bankruptcy as long as tenant continues to pay rent and observe its other obligations under this Lease.

     17.  ABATEMENT.
          ---------

          (a) It is agreed that if, during the term of this Lease, the premises shall be so damaged by fire or other casualty, not arising from the fault or negligence of the tenant, or those in its employee, so that the premises shall thereby be rendered unfit for use or occupancy, then the rent herein reserved or a just proportionate part thereof, according to the nature and extent of the damage which has been sustained, shall be abated until the premises shall have been duly repaired and restored, which work of repair and restoration shall be done with all reasonable diligence.

          (b) In case the premises shall be substantially destroyed, so that the premises are not repaired or restored within 120 days, the rent shall be abated in accordance with Section 17(a) provided, however, the Landlord or tenant shall have the right to cancel this Lease and end the term hereof, and all further obligations upon the part of either party hereto, shall cease and the estate hereby created shall thereupon terminate. If Landlord does not commit in writing within 30 days after a casualty to repair or restore the premises, tenant shall have the right to terminate this Lease.

     18.  ATTORNEY'S FEES.
          ---------------

          In the event the Landlord or tenant finds it necessary to employ attorneys for the purpose of collecting any sums due hereunder or enforcing the terms of this Lease, then the prevailing party shall be entitled to recovery of all reasonable costs incurred in collection or enforcement, including attorney's fees.

     19.  SUBORDINATION.
          -------------

          This Lease is subject and subordinate to all present mortgages or Deeds of Trust affecting the real estate on which the Building is located and the Building itself, and to all renewals or extensions thereof, and to any mortgage or Deed of Trust which may hereafter be executed affecting the same; provided, however, that such transactions shall not affect tenant's right to occupy the premises if tenant is not in default hereunder and provided further that the holder of any such interest in the premises shall agree in writing that tenant's possession of the premises and the rights and privileges under this Lease shall not be impaired or disturbed on account of any foreclosure or acquisition of title to the premises in lieu of foreclosure.

     20.  AMENDMENT OR MODIFICATION OF LEASE.
          ----------------------------------

          Tenant and Landlord acknowledge and agree that each has not relied upon any statements, representations, agreements or warranties, except such as are expressed herein, and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and signed by the parties hereto.

     21.  SEVERABILITY.
          ------------

          Should any provision of this Lease be declared invalid by any present or future laws effective during the term of lease or by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect.

     22.  SUCCESSORS AND ASSIGNS.
          ----------------------

          Except as otherwise provided in Section 13 hereof, the terms and conditions of this Lease shall be binding upon and shall inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto.

     23.  SALE OF TENANT BUSINESS.
          -----------------------

          In the event that any transaction results in a change in ownership of more than 50% of the voting stock of tenant or of a party posting a letter of credit securing this Lease, the new

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

majority owner(s) are hereby obligated to sign a new lease as tenant. Landlord must be notified promptly of said event.

     24.  RIGHT OF QUIET ENJOYMENT.
          ------------------------

          Provided that tenant is not in default of any material term of this Lease beyond the term of the applicable cure period, Landlord hereby warrants and defends tenant's right to occupy the premises and to use the same for tenant's intended business purposes.

     25.  7851 S. ELATI STREET SPACE.
          --------------------------

     Tenant's lease for the space at 7851 S. Elati Street (the "Old Space") shall automatically terminate and tenant shall be released from all obligations under that lease as of the date that tenant obtains possession of the premises. Tenant will have ten business days after this termination date to remove all of its property from the Old Space. Landlord shall be entitled to retain the security deposit for the Old Space if the sum of the brokerage fees, lost rental income, and tenant improvements expended in connection with releasing the space exceeds $120,000.

     26.  LANDLORD'S LIEN.
          ---------------
     Landlord hereby waives any landlord's lien it may have, whether by statute or common law, on tenant's equipment, inventory, fixtures and other personal property.

     27.  TENANT'S RIGHT OF FIRST REFUSAL.
          -------------------------------

     (a) On January 1 and July 1 of each year, tenant shall provide a letter to Landlord estimating the additional space needs (if any) tenant will have for the succeeding six months. This information is intended to advise Landlord of tenant's interest in taking space in additional buildings Landlord may build on the land labeled as the "Complex" on the attached Exhibit A.

     (b) Landlord shall notify tenant within 30 days after Landlord files its initial application for approval with the City of Littleton to start construction of a new building on the Complex. Unless Landlord has a written commitment from a single tenant for the entire building, tenant shall have the right of first refusal to lease space in the new building. Tenant shall exercise this right of first refusal by notifying Landlord within 30 days after receipt of Landlord's notice of the amount of space which tenant wishes to lease in the building. If any space in the new building remains unleased upon the first occupancy of space in the building, tenant shall have another opportunity to exercise its right of first refusal to lease unleased space in the building. This right shall be exercised by providing written notice to Landlord within 30 days after tenant receives notice that part of the building has been occupied. If tenant wishes to exercise its right of first refusal, Landlord and tenant agree to use their best efforts and to negotiate in good faith the terms of a lease for the space.

     (c) Tenant shall have a right of first refusal to lease any space in the Complex that becomes available or will become available due to the expiration or termination of a lease or for any other reason. Landlord shall notify tenant in writing at least 60 days and no more than 120 days before space will become available due to the expiration of any lease in the Complex and shall notify tenant in writing as soon as possible if space becomes or will become available for any other reason. Tenant will notify Landlord within 7 days after receipt of the notice regarding the amount of the available space tenant wishes to lease. Tenant shall lease such space at the last rate offered in the building. This right of first refusal shall not apply if the existing tenant in the space chooses to extend or renew its lease.

     (d) Tenant's failure or refusal to exercise its right of first refusal with respect to any space shall not constitute a waiver of tenant's right of first refusal for any space in the future, including if the same space becomes available again at a later time.

     28.  SIGNAGE.
          -------

     Tenant shall have the right to install signage on the Building and to place a monument sign on the premises, provided that tenant obtains Landlord's approval before installing any such sign. Landlord shall not unreasonably withhold or delay approval of signage that is in good taste and fits with the character of the Building.

     29.  EMINENT DOMAIN.
          --------------

     If the whole of the premises or the Building shall be taken by any public authority under the power of eminent domain, or by deed in lieu thereof, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and the rent and other charges due hereunder, shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking. If less than the whole of the premises or the Building shall be taken under eminent domain and such taking will materially interfere with tenant's ability to conduct business in the premises, tenant shall have the option to terminate this Lease or to continue possession of the remainder of the premises. Tenant shall notify Landlord in writing within 30 days after such taking of Landlord's intention. If tenant elects to remain in possession, all of the terms herein provided shall continue in effect, except that the rental shall be reduced in proportion to the amount of the Building, if any, taken. If this Lease continues, Landlord shall, at its expense, make all necessary repairs or alterations to the Building, as such existed at the commencement date, subject to ordinary wear and tear since said date, so as to constitute the remaining Building a complete architectural unit. However, in no event shall Landlord bear the cost of tenant's merchandise, trade fixtures, furnishings, or operating equipment and personal property. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the premises. Tenant may pursue its own claims for damages with the appropriate government authority so long as same does not interfere with, or in any manner diminish, the award of Landlord.

     30.  LETTER OF CREDIT.
          ----------------

          (a) Tenant has posted a letter of credit for the benefit of Landlord which expires on August 31, 2003 in the amount of $200,000 (the "LOC") to secure performance of the lease on the Old Space. Upon termination of the lease for the Old Space, the LOC shall secure tenant's performance under this Lease. Landlord agrees that tenant shall not be required to renew the LOC or to provide any other additional security for this Lease if, as of June 30, 2003, (a) tenant's assets equal or exceed $5,500,000, (b) tenant's sales for the preceding 12 month period equal or exceed $11,000,000, and (c) tenant's profit before deducting income taxes and profit sharing equals or exceed 20% of sales for the preceding 12 month period.

          (b) Landlord shall not draw on the LOC unless tenant fails to perform as provided in Section 15 of this Lease and does not cure this nonperformance within 10 days after receiving written notice from Landlord.

          (c) Tenant shall transfer the LOC to benefit a party succeeding Landlord's interest under the Lease if the successor signs a written obligation assuming all of Landlord's obligations under the Lease.

          (d) Landlord shall be entitled to review the financial statements of tenant submitted to Colorado Business Bank or any successor bank on a monthly basis.

     31.  ESTOPPEL AGREEMENT.
          ------------------

     Upon request of Landlord, tenant agrees to sign an estoppel agreement in a form reasonably acceptable to Landlord's lender.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this 28th day of April, 2000.


LANDLORD:                               TENANT:

By:  /s/ Scott Burger                   By: /s/ Larry Schwartz
   -------------------------------          -----------------------------------

Scott Burger for                        Larry Schwartz, as vice president of
A and S Investments  LLC                Peak Software Solutions, Inc.
Address:                                Address:
7852 S. Elati Street #105               7851 S. Elati Street, Suite 200
Littleton, CO 80120                     Littleton, CO 80120


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